Global Signal Inc. Announces Fourth Quarter and

Year End 2005 Results

2005 Highlights

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Adjusted EBITDA increased to $184.0 million, or $2.86 per diluted common share; net loss of $39.7 million, or $0.64 per diluted share, attributable primarily to the increases in non-cash depreciation, amortization and accretion incurred with respect to the Sprint sites discussed below, costs incurred to integrate these assets into our operations and interest expense related to the financing of the Sprint sites.

•	Adjusted FFO increased 14% to $106.5 million or $1.66 per diluted common share.
•	Increased quarterly dividend 25% to $0.50 per share in the fourth quarter of 2005 compared to the same quarter of 2004.
•	Closed agreement to lease or operate approximately 6,600 towers from Sprint for 32 years for an upfront payment of approximately $1.2 billion.
•	Completed follow-on common stock offering raising net proceeds of $183 million.
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Acquired 556 towers and wireless communications sites and a fee or easement interest in the real estate under 185 of our towers for a total purchase price of approximately $212 million, including estimated fees and expenses.

Fourth Quarter & Recent Highlights

•	Adjusted EBITDA increased to $56.5 million, or $0.80 per diluted common share; net loss of $18.8 million, or $0.27 per diluted share, attributable primarily to the factors discussed below.
•	Adjusted FFO increased to $30.6 million, or $0.43 per diluted common share.
•

Closed $1.55 billion of commercial pass through mortgage-backed securities issued to provide fixed-rate financing (i) for the Sprint transaction, (ii) for the communications sites acquired since April 2005, and (iii) to refinance our February 2004 mortgage loan and (iv) provide funds for general corporate purposes including potential future acquisitions.

Sarasota, Florida, March 2, 2006 – Global Signal Inc. (NYSE: GSL) today reported a net loss for the quarter ended December 31, 2005, of $18.8 million, or $0.27 per diluted common share, compared with net income of $4.1 million, or $0.08 per diluted common share for the fourth quarter of 2004. The net loss incurred during the fourth quarter is primarily due to the increases in non-cash depreciation, amortization and accretion incurred with respect to the Sprint sites acquired on May 26, 2005, costs incurred to integrate these Sprint sites into Global Signal’s operations and interest expense related to the financing of the sites. For the year ended December 31, 2005, Global Signal reported a net loss of $39.7 million, or $0.64 per diluted common share, compared to net income of $6.9 million, or $0.14 per diluted common share, in 2004.

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For the quarter ended December 31, 2005, Adjusted EBITDA (as defined below in Non-GAAP Measures – Adjusted EBITDA) increased to $56.5 million, or $0.80 per diluted common share, which represents a per share increase of 43% from our Adjusted EBITDA per diluted common share of $0.56 in the fourth quarter of 2004. For the year ended December 31, 2005, Adjusted EBITDA was $184.0 million, or $2.86 per diluted common share, as compared to $102.3 million, or $2.06 per diluted common share, in 2004.

Adjusted FFO (as defined below in Non-GAAP measures – Adjusted Funds from Operations) for the quarter ended December 31, 2005, increased to $30.6 million, or $0.43 per diluted common share, which represents a per share increase of 8% from our Adjusted FFO per diluted share of $0.40 in the fourth quarter of 2004. For the year ended December 31, 2005, Adjusted FFO increased to $106.5 million or $1.66 per diluted common share as compared to $72.4 million, or $1.46 per diluted common share, in 2004.

For the quarter ended December 31, 2005, we paid a dividend of $0.50 per share of common stock. This represented a 25% increase over the dividend per share we paid with respect to the fourth quarter of 2004 of $0.40 per share of common stock. All of our 2005 quarterly dividends represented a return of capital to our shareholders for federal income tax purposes.

Wesley R. Edens, Chairman, Chief Executive Officer and President, commented, “2005 was a transformational year for Global Signal. We have grown from a small regional tower company to the third largest tower company with a national footprint. We now own one of the best tower portfolios with 60% of our sites in the top 50 basic trading areas.”

Mr. Edens added, “Demand for towers continues to be strong as our wireless telephony customers are investing in their networks to support their subscriber growth and to stay competitive with new wireless products and technologies. Carriers will need additional cell sites to transmit their new and existing services and Global Signal is committed to being the tower landlord of choice.”

Capital Market Activities

On February 28, 2006, we issued $1.55 billion of commercial pass through mortgage-backed securities to provide fixed rate financing (the “February 2006 mortgage loan”) for (i) the Sprint sites transaction, (ii) the communications sites we have acquired since April 2005, and (iii) to refinance our February 2004 mortgage loan. After repaying the associated outstanding indebtedness of approximately $1.4 billion, we received proceeds of approximately $145.5 million which was or will be used to pay expenses related to the February 2006 mortgage loan, to fund impositions and other reserves related to the February 2006 mortgage loan, to pay prepayment penalties associated with the February 2004 mortgage loan and to provide funds for working capital and general corporate purposes, including potential future acquisitions. The February 2006 mortgage loan requires payments of interest at a weighted average interest rate of approximately 5.7% until its anticipated repayment date in February 2011.

When considering the impact of interest rate hedges previously in place and estimated debt issuance costs, the all-in interest rate of the February 2006 mortgage loan for financial reporting purposes is approximately 5.5%. The February 2006 mortgage loan was issued by three of our indirect subsidiaries, Pinnacle Towers LLC, Global Signal Acquisitions LLC and Global Signal Acquisitions II LLC and is secured by mortgages, deeds of trust and deeds to secure debt along

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with a pledge of the equity interest in each of the three subsidiaries. For a more complete description of the February 2006 mortgage loan, see our current report on Form 8-K filed with the Securities and Exchange Commission on March 2, 2006.

Investment Activity

On May 26, 2005, we closed on an agreement with Sprint Corporation and certain of its subsidiaries ("Sprint") pursuant to which we agreed to lease or operate approximately 6,600 wireless communication sites for a period of 32 years. We paid approximately $1.2 billion at closing as prepaid rent with no further rental payments to Sprint required over the 32 year period. In the fourth quarter, we adjusted our purchase price allocation based on an appraisal of the Sprint sites assets, which we received from a third party valuation firm. The fourth quarter impact of this change in prior estimates was approximately $8.8 million of additional depreciation, amortization and accretion of which approximately $5.3 million relates to the cumulative catch up for the period from May 26, 2005 to September 30, 2005. For a more complete description of the Sprint transaction, see our Current Reports on Form 8-K and 8-K/A filed with the Securities and Exchange Commission on May 27, 2005 and June 6, 2005, respectively.

During 2005, we also acquired 556 towers and wireless communications sites and acquired a fee interest or permanent or long-term easement in the real estate under 185 of our towers where we previously had a leasehold interest for an aggregate purchase price of approximately $212 million, including estimated fees and expenses. In addition, as of December 31, 2005, we had entered into definitive agreements to acquire 12 towers and wireless communications sites and a fee interest or permanent or long-term easement in the real estate under 140 of our towers where we have a leasehold interest for an aggregate purchase price of approximately $25.1 million, including estimated fees and expenses. These transactions are expected to close in the first half of 2006 subject to customary closing conditions.

Wireless Communication Towers

Global Signal’s wireless communication sites are located in major metropolitan areas and alongside major highways throughout the United States. As of December 31, 2005, we owned, leased or managed approximately 11,000 wireless communications sites with over 73% of our towers located in the 100 largest U.S. BTAs. In addition, as of December 31, 2005, over 80% of Global Signal’s revenue was generated from wireless telephony service providers and investment grade tenants.

Business Strategy

Our business strategy is to grow our dividend, Adjusted EBITDA and Adjusted FFO by:

(1) organically adding additional tenants to our existing towers;

(2) acquiring towers with existing telephony tenants in locations where we believe there are opportunities for organic growth; and

(3) financing these newly acquired towers on a long-term basis using equity combined with low-cost fixed-rate debt obtained through the issuance of mortgage-backed securities.

Conference Call

Management will conduct a conference call on Friday, March 3, 2006, to review the financial results for the three months and year ended December 31, 2005. The conference call is scheduled

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for 10:00 a.m. Eastern time. All interested parties are welcome to participate in the live call. The conference call can be accessed by dialing (866) 323-2841 ten minutes prior to the scheduled start and referencing the “Global Signal Fourth Quarter and Year End 2005 Earnings Call.” International callers should dial (706) 643-3330.

A webcast of the conference call will be available to the public on a listen-only basis on our website at www.gsignal.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the Internet broadcast. A replay of the web cast will be available for three months following the call.

For those who are not available to listen to the live call, a replay will be available until 11:59 p.m. Eastern time on March 17, 2006 by dialing (800) 642-1687 (within the U.S.) or (706) 645-9291 (from outside the U.S.); please reference access code “6059566.”

About Global Signal

Global Signal owns, leases or manages approximately 11,000 towers and other wireless communications sites. Global Signal is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes. For more information on Global Signal or to be added to our e-mail distribution list, please visit www.gsignal.com.

Safe Harbor

Certain items in this press release and the associated earnings conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to various risks and uncertainties, including without limitation, statements relating to our ability to deploy capital, close accretive acquisitions, close dispositions of under-performing sites, close acquisitions under letters of intent and purchase agreements, anticipate, manage and address industry trends and their effect on our business, the rate and timing of the deployment of new wireless communications systems and equipment by our customers, whether we successfully address other future technological changes in the wireless industry, consolidation amongst our customers and the impact it will have on our customers leases at our sites and the timing of such impact, pay or grow dividends, generate growth organically or through acquisitions, secure financing and increase revenues, Adjusted EBITDA and/or Adjusted FFO (or AFFO) and add telephony tenants; and statements relating to the integration of, the timing of such integration and final cost of the Sprint transaction (including fees and expenses) the incremental costs of operating the Sprint sites and how the proceeds of future financing will be used. Forward-looking statements are generally identifiable by use of forward-looking terminology such as ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘potential,’’ ‘‘intend,’’ ‘‘expect,’’ ‘‘endeavor,’’ ‘‘seek,’’ ‘‘anticipate,’’ ‘‘estimate,’’ ‘‘overestimate,’’ ‘‘underestimate,’’ ‘‘believe,’’ ‘‘could,’’ ‘‘would,’’ ‘‘project,’’ ‘‘predict,’’ ‘‘continue’’ or other similar words or expressions. Forward looking statements are based on certain assumptions or estimates, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, failure to successfully and efficiently integrate the Sprint sites into our operations, difficulties in acquiring towers at attractive prices or integrating acquisitions with our operations, a decrease in

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the demand for our communications sites and our ability to attract additional tenants, the economies, real estate markets and wireless communications industries in the regions where our sites are located, consolidation in the wireless industry and changes to the regulations governing wireless services, the creditworthiness of our tenants, customer concentration and the loss of one or more of our major customers, the terms of our leases, integration of or enhancements to new software systems, our ability to compete, competing technologies, equipment and software developments, our ability to modify our towers, our ability to obtain or refinance credit facilities and mortgage loans on favorable terms, our failure to comply with federal, state and local laws and regulations and changes in the law, our failure to comply with environmental laws, our ability to conduct our business effectively, secure financing and generate revenues, the termination of site management agreements, disasters and other unforeseen events, the demonstrated or perceived negative health effects from our towers or other equipment, our ability to qualify as a REIT, REIT distributions requirements and the stock ownership limit imposed by the Internal Revenue Code for REITs and other risks detailed from time to time in Global Signal’s SEC reports including its Form S-3 filed on December 19, 2005 and other filings with the SEC. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management’s views as of the date of this press release and/or the associated earnings conference call. The factors discussed above and the other factors noted in our SEC filings could cause our actual results to differ significantly from those contained in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Such forward looking statements speak only as of the date they are made, and we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Contact:

Lilly Donohue

Investor Relations

212-798-6118

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	Three Months Ended December 31, 2005	Three Months Ended December 31, 2004
Revenues	$ 120,310	$ 49,062
Direct site operating expenses (excluding depreciation, amortization and accretion)	52,444	14,828
Selling, general and administrative (including $631 and $795 of non-cash stock-based compensation expense, respectively)	12,925	6,171
Sprint sites integration costs	1,696	-
State franchise, excise and minimum taxes	(666)	(431)
Depreciation, amortization and accretion	48,366	15,599
	114,765	36,167
Operating income	5,545	12,895
Interest expense, net	25,264	8,195
Loss (gain) on derivative instruments	(1,384)	40
Loss on early extinguishment of debt	-	569
Other expenses (income)	(83)	(42)
Income (loss) from continuing operations before income tax benefit (expense)	(18,252)	4,133
Income tax benefit (expense)	58	(16)
Income (loss) from continuing operations	(18,194)	4,117
Income (loss) from discontinued operations	(768)	19
Income (loss) before gain (loss) on sale of properties	(18,963)	4,136
Gain on sale of properties	194	1
Net income (loss)	$ (18,768)	$ 4,137
Basic income (loss) per common share:		
Income (loss) from continuing operations	$ (0.26)	$ 0.08
Income (loss) from discontinued operations	(0.01)	0.00
Gain on sale of properties	0.00	0.00
Net income (loss)	$ (0.27)	$ 0.08
Diluted income (loss) per common share:		
Income (loss) from continuing operations	$ (0.26)	$ 0.08
Income (loss) from discontinued operations	(0.01)	0.00
Gain on sale of properties	0.00	0.00
Net income (loss)	$ (0.27)	$ 0.08
Dividends declared per common share	$ 0.50	$ 0.40
Weighted average number of common shares outstanding		
Basic	68,552	51,107
Diluted	68,552	53,661

GLOBAL SIGNAL INC.

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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except per share data)

	Year Ended December 31,
	2005	2004

Revenues	$ 368,120	$ 180,297
Direct site operating expenses (excluding depreciation,
amortization and accretion)	151,965	55,503
Selling, general and administrative (including $2,191 and
$4,235 of non-cash stock-based compensation
expense, respectively)	39,600	27,645
Sprint sites integration costs	7,081	-
State franchise, excise and minimum taxes	(177)	69
Depreciation, amortization and accretion	135,992	54,075
	334,461	137,292
Operating income	33,659	43,005
Interest expense, net	75,611	27,489
Loss (gain) on derivative instruments	(3,408)	40
Loss on early extinguishment of debt	461	9,018
Other income	(194)	(126)
Income (loss) from continuing operations before
income tax benefit (expense)	(38,811)	6,584
Income tax benefit (expense)	622	(341)
Income (loss) from continuing operations	(38,189)	6,243
Income (loss) from discontinued operations	(1,080)	490
Income (loss) before gain on sale of properties	(39,269)	6,733
Gain (loss) on sale of properties	(467)	139
Net Income (loss)	$ (39,736)	$ 6,872

Basic income (loss) per common share:
Income (loss) from continuing operations	$ (0.61)	$ 0.14
Income (loss) from discontinued operations	(0.02)	0.01
Gain (loss) on sale of properties	(0.01)	0.00
Net Income (loss)	$ (0.64)	$ 0.15

Diluted loss per common share:
Income (loss) from continuing operations	$ (0.61)	$ 0.13
Income (loss) from discontinued operations	(0.02)	0.01
Gain (loss) on sale of properties	(0.01)	0.00
Net Income (loss)	$ (0.64)	$ 0.14

Dividends declared per common share	$ 1.85	$ 1.40

Weighted average number of common shares outstanding
Basic	62,254	46,831
Diluted	62,254	49,683

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Non-GAAP Financial Measures

Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) before interest, income tax benefit (expense), depreciation, amortization and accretion, gain or loss on early extinguishment of debt, non-cash stock based compensation expense, Sprint integration costs, straight-line revenues, straight-line rent expense, gain or loss on sale of properties, gain or loss on derivative instruments and asset impairment charges. Adjusted EBITDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States, or "GAAP."

We use Adjusted EBITDA as a measure of operating performance. Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, net income or loss, cash flows provided by operating, investing and financing activities or other income statement or cash flow statement data prepared in accordance with GAAP.

We believe Adjusted EBITDA is useful to an investor in evaluating our operating performance because:

•	one of the key elements of our business strategy is to grow Adjusted EBITDA;
•

it is one of the primary measures used by our management to evaluate the economic productivity of our operations, including the efficiency of our employees and the profitability associated with their performance, the realization of contract revenues under our tenant leases, our ability to obtain and maintain our customers and our ability to operate our leasing business effectively;

•

it is widely used in the wireless tower industry to measure operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets; and

•

we believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results.

Our management uses Adjusted EBITDA:

•	in presentations to our board of directors to enable it to have the same measurement of operating performance used by management;
•	for planning purposes, including the preparation of our annual operating budget;
•	as a valuation measure in strategic analyses in connection with the purchase and sale of assets;
•

with respect to compliance with our revolving credit agreement, we are required to maintain certain financial ratios based on Consolidated EBITDA, which is equivalent to Adjusted EBITDA except that Consolidated EBITDA, (i) annualizes the Adjusted EBITDA contribution from newly acquired towers until such towers have been owned for twelve months, (ii) excludes gains or losses on foreign currency exchange and certain other non-cash charges, and (iii) includes Sprint integration costs; we expect any future credit facilities we obtain to contain similar financial ratios based on Consolidated EBITDA; and

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•

as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis as it removes the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results.

There are material limitations to using a measure such as Adjusted EBITDA, including the difficulty associated with comparing results among more than one company and the inability to analyze certain significant items, including depreciation amortization and interest expense, that directly affect our net income or loss. We compensate for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with our analysis of net income. Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP.

The table below shows Adjusted EBITDA for the three months and years ended December 31, 2005 and 2004:

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Adjusted Funds From Operations

We believe Adjusted Funds From Operations, or AFFO, is an appropriate measure of the performance of REITs because it provides investors with an understanding of our ability to incur and service debt and make capital expenditures. AFFO, for our purposes, represents net income (computed in accordance with generally accepted accounting principles or GAAP), excluding depreciation, amortization and accretion on real estate assets; gain or loss on early extinguishment of debt, non-cash stock based compensation expense, Sprint integration costs, straight-line revenues, straight-line rent expense, gain or loss on sale of properties, gain or loss on derivative instruments and asset impairment charges.

AFFO does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indicator of our operating performance or as an alternative to cash flow provided by operations as a measure of liquidity and is not necessarily indicative of funds available to fund our cash needs including our ability to pay dividends. In addition, AFFO may not be comparable to similarly titled measurements employed by other companies. Our management uses AFFO:

•	in management reports given to our board of directors;
•	to provide a measure of our REIT operating performance that can be compared to other companies using AFFO; and
•	as an important measure of operating performance.

Growing AFFO on a per share basis is a key element of our growth strategy and our management team’s focus.

Adjusted Funds From Operations is calculated as follows for the three months and years ended December 31, 2005 and 2004:

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Supplemental Unaudited Financial Information

For the three months ended December 31, 2005, and December 31, 2004, our revenue mix for the primary technology categories was as follows:

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Capital expenditures, excluding acquisitions of towers and other communications sites, for the three and twelve months ended December 31, 2005 and 2004 were as follows:

Our 2005 Communication Sites portfolio activity was as follows:

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